Aflac Incorporated 2nd Quarter 2013 Form 10-Q
EXHIBIT 10.17

NOTICE OF GRANT OF STOCK OPTIONS AND STOCK OPTION AGREEMENT	AFLAC INCORPORATED ID: 58-1167100 Worldwide Headquarters 1932 Wynnton Road Columbus, Georgia 31999

«Name»	Option Number: «Number»
«Add1»	Plan: «Plan»
«Add2»
«Add3»

Effective «Date», you have been granted a Non-Qualifying Stock Option (NQ) to buy «shares» shares of Aflac Incorporated (the Company) stock at «price» per share. The total option price of the shares granted is «totalprice».

Shares in each period will become fully vested on the date shown below if you continue your active membership on the Aflac Incorporated Board of Directors.

Shares	Full Vest	Expiration Date
«sharesperiod1»	«vestdateperiod1»	«expiredateperiod1»
«sharesperiod2»	«vestdateperiod2»	«expiredateperiod2»
«sharesperiod3»	«vestdateperiod3»	«expiredateperiod3»
«sharesperiod4»	«vestdateperiod4»	«expiredateperiod4»

Summary of Option Terms:

Duration of Option - Ten years from the effective date of the option (Option Term), or until one of the following conditions exist.

Upon the cessation of your membership on the Board of Directors for any reason other than death, disability or retirement, (as defined below), this Option to the extent not then exercisable (unvested), shall expire, and to the extent then exercisable (vested), shall remain exercisable until the expiration of the Option Term as provided above.

Upon the cessation of your membership on the Board of Directors due to death, disability or, provided you have completed at least one full year of vesting service following the date of this Notice, retirement (i.e., the cessation of membership on the Board of Directors as of the date of the first annual Shareholders' meeting of the Company on or after the date you attain age 75 and are no longer eligible to stand for reelection as per the By-laws of the Company) this Option to the extent not then exercisable (unvested), shall become immediately exercisable (vested), and shall remain exercisable until the expiration of the Option Term as provided above.

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012) and the Stock Option Agreement relating to these options, which is attached to and made a part of this document.

by Daniel P. Amos	Option Date
Aflac Incorporated

«name»	Date